UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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DARÉ BIOSCIENCE, INC.

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Daré Bioscience Announces Partial Adjournment of Annual Meeting of Stockholders to July 14, 2022

Meeting to be reconvened solely with respect to Proposal 5

SAN DIEGO, June 24, 2022 (GLOBE NEWSWIRE) – Daré Bioscience, Inc. (NASDAQ: DARE), a leader in women’s health innovation, today announced partial adjournment of its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and voting results on all but one of the proposals. All of the director nominees in Proposal 1 set forth in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 29, 2022 (the “Proxy Statement”) were elected by the Company’s stockholders and Proposals 2, 3, 4 and 6 were approved, while Proposal 5 failed to receive sufficient votes for approval. Proposal 5 seeks to amend the Company’s restated certificate of incorporation, as amended, to increase the number of authorized shares of its common stock to 240,000,000. The Annual Meeting will reconvene solely with respect to Proposal 5 at 9:00 a.m. Pacific Time on July 14, 2022. The reconvened Annual Meeting will be conducted in the same virtual format described in the Proxy Statement.

“We are encouraged by the number of stockholders who have voted to date and grateful for their strong support and participation. Proposal 5 requires more than 50% of all issued and outstanding shares as of our record date to be voted in favor in order to be approved,” said Sabrina Martucci Johnson, President and CEO of Daré. “We will reconvene our Annual Meeting in approximately three weeks and use the additional time to encourage stockholders of unvoted shares to vote in favor of Proposal 5, and seek to convince stockholders who voted against or abstained from voting on the proposal to change their votes in favor of such proposal. Daré management and our Board of Directors strongly believe that having additional authorized shares will be critical in the coming years ahead to maintaining the Company’s flexibility in considering and planning for potential business needs. We will endeavor to be creative and opportunistic in accessing the capital needed to advance our portfolio of promising candidates and will continue to explore strategic non-dilutive sources of capital, such as our license agreements with Organon and Bayer on certain of our portfolio programs, as well as grant funding and other cost-effective structures in addition to equity sales.”

At the Annual Meeting, stockholders re-elected all three of the Company’s Class II directors. In addition, stockholders approved the following proposals: Proposal 2 (ratification of the appointment of the independent registered public accounting firm), Proposal 3 (on an advisory basis, the compensation of named executive officers), Proposal 4 (the 2022 Stock Incentive Plan), and Proposal 6 (adjournment of the Annual Meeting to solicit additional proxies in favor of Proposal 5).

The Company will reconvene the Annual Meeting on July 14th and use the time during the adjournment to solicit additional proxies from its stockholders in favor of Proposal 5 in order to meet the approval threshold. Approval of Proposal 5 requires that a majority of outstanding shares of common stock as of the record date vote “FOR” the proposal. As of the partial adjournment of the Annual Meeting, approximately 49.2% of the outstanding shares had voted “FOR” Proposal 5. Additionally, two leading independent proxy advisory firms, Institutional Shareholder Services Inc. (ISS) and Glass Lewis & Co., LLC, have recommended that the Company’s stockholders vote “FOR” Proposal 5.

The Company encourages all stockholders of record on the record date who have not yet voted to do so by 11:59 p.m. Eastern Time on July 13, 2022. Stockholders may vote on Proposal 5 online at www.proxyvote.com, by telephone toll-free at 1-800-690-6903, or by signing and returning their proxy card or voting instruction form. Stockholders who need assistance voting or have questions may contact the firm assisting the Company in soliciting proxies, Morrow Sodali, LLC, at 1-800-607-0088.

Stockholders who have already voted do not need to vote again. Proxies already given will be voted in the manner specified in respect of Proposal 5 at the reconvened Annual Meeting unless properly revoked in accordance with the procedures described in the Proxy Statement. Stockholders who have already voted and who want to change their vote on Proposal 5 may do so in the manner set forth in the Proxy Statement. Only stockholders of record on the record date of April 26, 2022, or their legal proxy holders, will be entitled to vote at the reconvened Annual Meeting.

About Daré Bioscience

Daré Bioscience is a biopharmaceutical company committed to advancing innovative products for women’s health. The company’s mission is to identify, develop and bring to market a diverse portfolio of differentiated therapies that prioritize women’s health and well-being, expand treatment options, and improve outcomes, primarily in the areas of contraception, fertility, and vaginal and sexual health.

Daré’s first FDA-approved product, XACIATO™ (clindamycin phosphate vaginal gel, 2%), is a lincosamide antibacterial indicated for the treatment of bacterial vaginosis in female patients 12 years of age and older, which is under a global license agreement with Organon. XACIATO is a clear, colorless, viscous gel, to be administered once intravaginally as a single dose. Daré’s portfolio also includes potential first-in-category candidates in clinical development: Ovaprene®, a novel, hormone-free monthly contraceptive whose U.S. commercial rights are under a license agreement with Bayer; Sildenafil Cream, 3.6%, a novel cream formulation of sildenafil to treat female sexual arousal disorder utilizing the active ingredient in Viagra®; and DARE-HRT1, a combination bio-identical estradiol and progesterone intravaginal ring for hormone therapy following menopause. To learn more about XACIATO™, Daré’s full portfolio of women’s health product candidates, and Daré’s mission to deliver differentiated therapies for women, please visit www.darebioscience.com.

Daré may announce material information about its finances, product and product candidates, clinical trials and other matters using the Investors section of its website (http://ir.darebioscience.com), SEC filings, press releases, public conference calls and webcasts. Daré will use these channels to distribute material information about the company, and may also use social media to communicate important information about the company, its finances, product and product candidates, clinical trials and other matters. The information Daré posts on its investor relations website or through social media channels may be deemed to be material information. Daré encourages investors, the media, and others interested in the company to review the information Daré posts in the Investors section of its website and to follow these Twitter accounts: @SabrinaDareCEO and @DareBioscience. Any updates to the list of social media channels the company may use to communicate information will be posted in the Investors section of Daré’s website.

Additional Information and Where to Find It

In connection with the Annual Meeting, the Company filed the Proxy Statement with the U.S. Securities and Exchange Commission (“SEC”) and sent or made available the proxy materials for the Annual Meeting, including the Proxy Statement, to stockholders on or about April 29, 2022. Before making any voting decision, the Company urges its stockholders to read the Proxy Statement and the accompanying proxy card because THEy CONTAIN IMPORTANT INFORMATION. Stockholders may obtain copies of all documents filed by the Company with the SEC, including the Proxy Statement and any other documents relevant to the solicitation of proxies in connection with the Annual Meeting, free of charge at the SEC’s website, www.sec.gov, or in the Investors section of Daré’s website at https://ir.darebioscience.com/financial-information or by written request directed to: Daré Bioscience, Inc., Attention: Secretary, 3655 Nobel Drive, Suite 260, San Diego, California 92122.

Forward Looking Statements

Daré cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “objective,” “endeavor” or the negative version of these words and similar expressions. In this press release, forward-looking statements include, but are not limited to, statements relating to expectations regarding reconvening the Annual Meeting, the importance of increasing the authorized shares of common stock of the Company, payments to the Company under its license agreements with Organon and Bayer, and potential sources of additional capital. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Daré’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including, without limitation, risk and uncertainties related to: Daré’s ability to develop, obtain FDA or foreign regulatory approval for, and commercialize its product candidates and to do so on communicated timelines; failure or delay in starting, conducting and completing clinical trials of a product candidate; Daré’s ability to design and conduct successful clinical trials, to enroll a sufficient number of patients, to meet established clinical endpoints, to avoid undesirable side effects and other safety concerns, and to demonstrate sufficient safety and efficacy of its product candidates; Daré’s dependence on third parties to conduct clinical trials and manufacture and supply clinical trial material and commercial product; Daré’s ability to raise additional capital when and as needed to advance its product candidates, execute its business strategy and continue as a going concern; the risks that Daré’s license agreements with Organon and Bayer may not become fully effective, may be terminated early and, if they become effective, that payments to Daré under the agreement may not occur or may be significantly less than the anticipated or potential amounts; the loss of, or inability to attract, key personnel; the effects of the COVID-19 pandemic, macroeconomic conditions and geopolitical events on Daré’s operations, financial results and condition, and ability to achieve current plans and objectives, including the potential impact of the pandemic on Daré’s ability to commence, timely enroll, conduct and report results of its clinical trials and on the ability of third parties on which Daré relies to assist in the conduct of its business to fulfill their contractual obligations to Daré; the risk that positive findings in early clinical and/or nonclinical studies of a product candidate may not be predictive of success in subsequent clinical and/or nonclinical studies of that candidate; the risk that developments by competitors make Daré’s product or product candidates less competitive or obsolete; failure to timely establish or maintain third-party partnerships or collaborations to develop and/or commercialize Daré’s product candidates, if approved; failure of Daré’s product or product candidates, if approved, to gain market acceptance or obtain adequate coverage or reimbursement from third-party payers; Daré’s ability to retain its licensed rights to develop and commercialize a product or product candidate; Daré’s ability to satisfy the monetary obligations and other requirements in connection with its exclusive, in-license agreements covering the critical patents and related intellectual property related to its product and product candidates; Daré’s ability to adequately protect or enforce its, or its licensor’s, intellectual property rights; the lack of patent protection for the active ingredients in certain of Daré’s product candidates which could expose its products to competition from other formulations using the same active ingredients; product liability claims; governmental investigations or actions relating to Daré’s product, product candidates or business activities; cyber attacks, security breaches or similar events that compromise Daré’s technology systems or those of third parties on which it relies and/or significantly disrupt Daré’s business; and disputes or other developments concerning Daré’s intellectual property rights. Daré’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. For a detailed description of Daré’s risks and uncertainties, you are encouraged to review its documents filed with the SEC including Daré’s recent filings on Form 8-K, Form 10-K and Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Daré undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts:

Investors on behalf of Daré Bioscience, Inc.:

Lee Roth

Burns McClellan

lroth@burnsmc.com

212.213.0006

OR

Media on behalf of Daré Bioscience, Inc.:

Jake Robison

Evoke Canale

jake.robison@evokegroup.com

619.849.5383

Source: Daré Bioscience, Inc.